Form C

Cover Page

Name of issuer:

Rogue Chimera Films LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: FL

Date of organization: 2/13/2017

Physical address of issuer:

121 Pine Tree Drive
Ormond Beach FL 32174

Website of issuer:

http://www.familywayfilm.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Revenue Participation Rights

Target number of securities to be offered:

400,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $400,000; interests will be sold in increments of $1.

Target offering amount:

$400,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$750,000.00

Deadline to reach the target offering amount:

5/18/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$527.30	$0.00
Cash & Cash Equivalents:	$527.30	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$77.30	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($3,388.14)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Rogue Chimera Films LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tara Gardner (Shiva Rodriguez)	Director / Writer	Siren Productions Media, LLC	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Lowrie Fawley	Managing Member	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Lowrie Fawley	50.0 Units	50.0
Tara Gardner (Shiva Rodriguez)	50.0 Units	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

No Guarantee of Return on Investment. There is no assurance that a Financier will realize a return on investment or that it will not lose its entire investment. Financiers should consult with their own attorney and business advisor prior to making any investment decision.

A High Risk Investment. Investing in a movie entails a high degree of risk and is suitable for purchase only by those who can afford a total loss of their investment. The film industry is highly competitive and the production and/or distribution of a film is subject to several risks and delays beyond the control of the Producer. While we have made effort to disclose all of the possible risks that we can anticipate, there is always a chance that something unexpected may occur during any stage of the film production process and/or marketing stage that will have a negative impact on the Producer's ability to complete the film and/or obtain distribution. While it is likely that if funded that the Producer will complete the film, it is possible that it will not be completed on time and/or on budget. The Producer will not have the sufficient funds to complete the Picture if the production costs exceed the amount raised. The Picture's sole revenues, if any, will be the revenues generated by distribution and other exploitation of the Picture in various markets and media, the

acceptance by the distributors and then by the public, which cannot be predicted and does not necessarily bear a direct correlation to the production costs incurred. Commercial success will depend on the above factors and thus, the revenues are and will continue to be extremely difficult to forecast

Limited Revenue Sharing to a Single Film. The revenue participation rights only provide a right to share in the revenues of the feature film tentatively titled "The Family Way". Financiers should be aware that their investment is not diversified and is completely dependent upon the success of this single film. If for any reason the Picture fails to profit or is never produced, Financiers will not receive any return on their investment and will lose all of their investment amount. Furthermore, Financiers are not entitled to revenue participation rights to any sequential and/or other films and/or media projects that the Producer may create or produce, nor is the Producer obligated to offer future investment opportunities to the Financie

Risk of Cash Loss. Financiers will bear substantially all of the risk of the investment in the Picture. All organizational, professional and other expenses associated with the Picture will be financed entirely through funds raised from Financiers. This means that if the Picture is unsuccessful and unable to generate revenues, Financiers will bear substantially all of the economic risk

New Business. To date, the Producer has not generated revenue, does not foresee generating any revenue in the near future and therefore rely on external financing. The Producer has no history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises.

Public Appeal. Recouping the investors' capital and attaining profitability are largely functions of the Picture's cost of production and distribution in relation to its public appeal. The extent to which a motion picture will appeal to the public is dependent on unpredictable critical reviews and public taste. Declines in economic or political conditions in the USA or in other countries in which the Picture will be shown may also have a negative impact on financial results

Failure to Obtain Distribution. The Picture's activities are subject to all the risks associated with the motion picture industry. It is estimated that over 20% of all feature films do not obtain distribution and therefore do not have the

opportunity to recoup their production budgets. Decisions regarding the timing of release and promotional support of feature films are important in determining the success of a particular film. As with most film production companies which rely on others to distribute feature films, the Producer (or others responsible for producing the Picture) do not solely control the timing and manner in which distributors of the Picture will distribute it. Although any distributor may have a financial interest in the success of the Picture, any decision by such distributors not to distribute or promote the Picture or to promote a competitor's films to a greater extent than it promotes the Picture could have a material adverse effect on the Financiers.

Limited Distribution Experience. The Producer has no experience in securing external distribution and limited experience in self-distribution. While we plan to hire the services of individuals or companies that do have experience in securing distribution and negotiating distribution agreements, it is possible that members of our management team may make decisions detrimental to our business which will have a negative effect on our results of operations. New Distribution Platforms. While we plan to utilize equipment that will produce a film that is suitable for high definition viewing for Video-on-Demand (VOD), DVD, and BluRay platforms, we may not be able to adapt the Picture to any new content distribution platforms. This may have a negative impact on the Picture's performance if consumer behavior changes as a result of new technologies becoming available.

Technological Advances. Technological advances may reduce demand for films. The entertainment industry in general, and the film industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Because of this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of the Picture.

Piracy. Piracy is a growing problem within the entertainment and media industry and if the Picture is pirated it may have a negative impact on the distribution and sales. While the Producer will take measures to protect its content, products, and intellectual property, we cannot assure that the Producer's efforts to enforce its rights and to prevent and/or combat piracy will be successful

Changes in Cast and/or Crew. Securing commitments from cast and crew before a film has at least secured minimal funding is rare for a low-budget independent film. The Producer currently has nonbinding agreements with all cast and crew members until minimal funding is secured and the Picture enters its pre-production stage. It is possible that one or more cast and/or crew members listed here may become unavailable before then. If this happens, the vacated role/crew position may not be filled until financing is secured for the film.

Loss of Producer, Director, Principle Cast, and/or Key Crew Members. The Picture will be dependent on the Producer and the people hired to produce the Picture on time and on budget. The loss of the Producer or any of the directors, principle actors, and/or key crew members could harm the Picture's business, financial condition, cash flow, and results of operations. The Producer has not purchased life insurance or other similar types of policies on anyone associated with the production of the Picture. In the event of death or disability of any such individuals, the Producer will not receive any compensation to assist with their absence and the loss of such person could negatively affect the Picture and its operations.

Furthermore, the production of the Picture will require many other skilled creative and production personnel, including cinematographers, editors, costume designers, set designers, sound technicians, lighting technicians and actors. Although the Producer expects that high-quality candidates will fill such positions, such candidates may be unwilling to work under acceptable terms. This could delay production or reduce the quality of the Picture which would delay the Financier's receipt of any revenue. Also, many of these positions could require that members of unions or guilds be hired. As a result, the ability to terminate unsatisfactory or non-performing workers could be adversely affected by existing union or guild contracts and regulations. This could also delay production of the Picture and significantly increase costs.

Dependence on External Factors. The Picture's success depends on external factors in the film industry. Operating in the film industry involves a substantial degree of risk. Each feature film is an individual artistic work, and unpredictable audience reactions primarily determine commercial success. The commercial success of a film also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, all of which are subject to change and cannot be predicted with certainty. There can be no assurance that even if the Picture does reach the marketplace that it will obtain favorable ratings or reviews once it does.

Budget Overruns. Actual production cost may exceed the budget, sometimes significantly. Risks, such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects, or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings, or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If the Picture incurs substantial budget overruns, the Producer may have to seek additional financing to complete production of the Picture rather than having a completion bond company take over production of the film. No assurance can be given as to the availability of such financing on terms acceptable to Financiers. In addition, if the Picture incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant adverse impact on the Financiers.

Changes in Union Rules or Employment Laws. Any changes in union rules and practices, employment laws, or employment regulation could harm our performance. These laws may include but aren't limited to minimum wage requirements, overtime pay, workers' compensation rates, citizenship requirements, and union membership. A number of factors could adversely affect our operating results, including but not limited to additional government-imposed increases in minimum wages, overtime pay, mandated health benefits, increased tax reporting and tax payment, and changing regulations from the Screen Actor's Guild and/or other film industry unions.

Changes in legislation and/or regulation. The entertainment industry is subject to extensive legislation and regulation at the federal and local levels. The Picture is also subject to regulation, and any additional regulation under consideration. Any changes in government regulation could have a negative impact on our business.

Delays. Substantial delays during the production of the Picture may cause the Picture's expenses to be increased and therefore, may result in delays generating revenue for Financiers. The Producers cannot be certain when production of the Picture will begin. The Producer and others, including any actor playing a leading role will need to complete, delay or abandon other potential obligations before production on the Picture begins. While the Producer intends to begin production as soon as practical,

the Producer has no way of predicting exactly when there will be sufficient funds to begin production. Therefore, the Producer has no way to predict the availability of the principal cast and creative staff of the Picture. In addition, other considerations such as the weather conditions of the location of the Picture, means the timing of the commencement of the production is difficult to predict. Further, the production of the Picture may be delayed or abandoned due to any number of unforeseeable events including but not limited to: poor weather conditions, breach of contract with individuals and/or other production service providers, equipment or power failure, legal issues, accidents, travel delays, fire and/or other property-damaging events, and natural or man-made disasters affecting the shooting locations or post-production facilities.

Competition. There are numerous other film companies that develop and produce films. Most of the major U.S. film studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, which can provide means of distributing their products. The number of films released by the Picture's competitors in any given period may create an oversupply of product in the market, and that may make it more difficult for the Picture to be successful.

The Producers will be competing with numerous independent film production companies, television networks and pay television systems, for the services of performing artists, producers, and other creative and technical personnel, as well as for production financing. Many of the companies that the Producers will compete with are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. In addition, the Picture will compete for audience acceptance with films produced and distributed by other companies. The Picture's success will depend on public taste, which is both unpredictable and susceptible to rapid change.

Limited Protection of Intellectual Property and Proprietary Rights. Existing intellectual property rights, if any, with respect to the Picture have been secured. However, there can be no assurance that such measures will protect such proprietary information, or that competitors will not develop screenplays for feature films otherwise similar to the Picture, or that the Producers will be able to prevent competitors from developing similar screenplays for films. The Producers expect that the proprietary rights of the Picture will not infringe on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the Producers, the Picture or persons associated with them in the future. Such assertion may require that substantial legal fees and costs be incurred in order to protect such rights, or arrangements be entered in order to settle claims. To the extent that the intellectual property rights of the Picture are inadequately protected, or if the financial burden of enforcing such rights becomes too cost-prohibitive, it would have a material adverse effect on the Financiers.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$400,000**

Use of Proceeds: Fundraising Target $400,000.00 This minimal budget covers the salaries, location and equipment rental fees, production and post-production service fees, legal fees, travel and lodging expenses, and other standard industry-related expenses. This minimal budget also allows for a modest promotion and marketing allowance.

$100,945.00 - Above the Line Expenses. The salaries of above-the-line people. ("above-the-line" being an industry term that refers to the list of individuals who guide and influence the creative direction, process, and voice of a given narrative in a film and related expenditures.) This includes the entire cast, directors, producers, and producer's staff.

$173,455.00 - Production expenses. This includes crew salaries, set construction, wardrobe, makeup, hair styling, props, special effects, location fees, equipment rentals (grip truck), lodging for cast and crew, and on-set meals (catering and "craft services").

$18,000.00 - The Post-Production services. The low-end package fee for picture editing, audio editing, and original music score.

$30,000.00 - Marketing budget. A modest marketing budget for low-budget independent films generally includes promotional screening DVDs, domestic film festival submission fees and festival-related expenses, promotional materials, and paid advertising on social media and trade literature.

$77,600.00 - Other Expenses. Production insurance, payroll services, legal services, filming permits, and contingency funds.

If we raise: **$750,000**

Use of Proceeds: Additional funding raised above the minimal budget will be used to increase the overall production value of the film first and marketing second. While this may sound odd, a greater production value will likely be a factor considered by film distributors when negotiating a distribution deal. Independent movies with a high production value often have a higher potential for profit.

A more ideal production budget while staying safely within the limitations imposed by the Screen Actor's Guild for a motion picture being produced under the Modified Low Budget status. (This SAG-MLB status allows a production to hire talent at reduced rates and mix Union and Non-Union actors.)

Many services and industry standard fees base their quotes on the total production budget, so this raise in the budget would include the increase of salaries accordingly as well as allow for additional hiring. It also would allow us to utilize additional production equipment for cinematography, special effects, and overall production value. It also provides a more generous promotional and marketing budget.

$133,390.00 - Above the Line Expenses. Adjusted from the minimal budget for the standard raises in salaries based on the entire production budget. This raise also allows for hiring additional producer staff and B-unit director (having a secondary camera team increases the productivity on a tight shooting schedule).

$257,610.00 - Production expenses. A raise in the budget allows for the various departments to utilize more resources to add to the overall production budget. Some examples of this would be the rental fees on more advanced camera lenses, services for aerial shots, and the ability to build and execute more graphic special effects.

$25,000.00 - Post-Production services. Raising the budget will allow us to utilize more services during the editing process, which may include the addition of visual effects (CGI or VFX) and the creation of more promotional materials using the film footage ("teasers", alternative trailers, DVD extras.)

$100,000.00 – Marketing. This increase in budget would allow for a more aggressive marketing strategy, including the hiring of a publicist, participation in international film festivals, attending film market events, and heavier advertising on social media and trade publications.

$124,000.00 – Other Expenses. Rental outfits for more advanced equipment will necessitate additional production insurance. This raise also allows for a larger contingency fund.

In order to stay within the limitations of a SAG-MLB status ($700,000.00 maximum excluding marketing), the majority of any funds raised past $640,000.00 will go into additional marketing and promotions for the film. No more than $60,000.00 of this target amount may be applied toward increasing the production value.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement

will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

First, one hundred percent (100%) of Adjusted Gross Proceeds shall be paid to Financier and the Additional Financiers on a pro rata (based on the ratio that their respective financing contributions bears to the aggregate of the Financier Funds and the Additional Funds) and Filmmaker Funds and pari passu basis until such time, if ever, as Financier has received an amount equal to one hundred twenty percent (120%) of the Financier Funds and the Additional Financiers have received an amount equal to one hundred twenty percent (120%) of the Additional Funds; and

(ii) following such time, if ever, as Financier has recouped an amount equal to one hundred percent (120%) of the Financier Funds and the Additional Financiers have recouped an amount equal to one hundred percent (120%) of the Additional Funds, then any remaining Adjusted Gross Proceeds shall be referred to as "Net Proceeds", and shall be paid as follows: (a) fifty percent (50%) to Producer ("Producer's Net Proceeds"); and (b) fifty percent (50%) to Financier and the Additional Financiers on a pro rata (based on the ratio that their respective financing contributions bears to the aggregate of the Financier Funds, the Additional Funds and the Filmmaker Funds (as defined below)) and pari passu basis. All third-party participations in Net Proceeds (other than those payable to Additional Financiers) shall be borne out of Producer's share of Net Proceeds.

(iii) "Filmmaker Funds" is defined as all the additional funds required to produce and market the Picture in addition to Financier Funds and Additional Funds, e.g. loans, advances, minimum guarantees, etc.

As used herein, "Gross Proceeds" shall mean any and all amounts, including nonrefundable advances, received by Producer from the exploitation of the Picture and all elements thereof and all rights therein, in any and all manner and media, now known or hereafter devised, worldwide, in perpetuity. Notwithstanding anything to the contrary contained in this Agreement: (a) if a distributor(s) of the Picture pays for the costs of deliverables, such amounts shall not be included in Gross Proceeds; (b) any amounts used to fund production costs of the Picture shall not be included in Gross Proceeds; (c) any advance received from a record company in connection with a soundtrack album for the Picture shall be included in Gross Proceeds only to the extent that such advance is not used to pay music or other production costs; and (d) tax credits or other tax incentives received in connection with the production of the Picture shall be included in Gross Proceeds only to the extent not used to repay financiers providing financing secured by such tax credits or incentives or used to directly fund production costs of the Picture. "Adjusted Gross Proceeds" shall mean Gross Proceeds remaining after deduction of the following:

(i) third party sales agent and producer representative fees and expenses;

(ii) actual, third party, out of pocket amounts incurred by or on behalf of Producer in connection with the sale, marketing, licensing, delivery, distribution and/or exploitation of the Picture;

(iii) ongoing third party accounting costs and expenses actually incurred by or on behalf of Producer in connection with the processing of payments to profit participants (including, without limitation, collection agent fees and expenses), and audit costs;

(iv) actual, third party, out of pocket expenses incurred by or on behalf of Producer in connection with the ongoing ownership of the Picture (e.g., costs incurred in connection with the preservation and storage of negatives and master prints and digital storage of the Picture and any expenses incurred in connection with the copyrighting of the Picture);

(v) actual, third party, out of pocket expenses incurred in connection with the existence and management of Producer (e.g., taxes, accounting fees, filing fees, etc.);

(vi) any residual and/or pension, health and welfare payments paid to unions, guilds, or their members in accordance with the agreements between Producer and the applicable guild with respect to the Picture (to the extent not assumed by the distributor(s) of the Picture);

(vii) any amounts required to be withheld by law;

(viii) payments pursuant to music licensing "step" deals which require additional payments based on the performance of the Picture;

(ix) any actual, third party, out of pocket costs incurred by or on behalf of Producer or its affiliates in connection with enforcement of Producer's rights in the Picture, including, without limitation, actual, direct, out-of-pocket accounting, legal and auditor fees and expenses;

(x) any amounts used to repay loans received in connection with the production of the Picture;

(xi) any deferred compensation and bonuses (e.g., box office bonuses, award bonuses,) payable to parties rendering services in connection with the Picture (to the extent not assumed by the distributor(s) of the Picture);

(xii) any amounts paid to the completion guarantor of the Picture (if any) in repayment of sums advanced by such completion guarantor; and

(xiii) any reasonable reserve amounts, as determined by Producer in its good faith business judgment, required to cover anticipated future costs or liabilities, provided that such reserve amounts shall be liquidated every twelve (12) months. It is understood that Producer makes no representations or warranties as to the amount of Gross Proceeds, if any, that Producer will receive from the exploitation of the Picture.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The Securities embodies the entire understanding of the parties hereto and supersedes and replaces all other agreements (written and oral) between the parties relating to the subject matter hereof, and no change, modification or amendment will be valid or effective unless in writing and signed by both parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Units	100	100	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings
(including potentially a public offering).

The revenue participation rights give the Purchasers in this offering and any additional purchasers of those rights in the future a right to share in 50% of the adjusted gross revenues (as defined in the Purchase Agreement) generated by the "The Family Way" feature film in the aggregate (i.e., as a group), and such share pro rated to the budget of the film. Accordingly, your interest in such revenue share may be diluted or increase as the budget of the movie changes.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

There are no shares issued in this offering. This is a Revenue Participation Rights Financing Agreement. For more information please review the Offering Details Document.

As a holder of Revenue Participation Rights you will have no voting rights, and limited ability, if at all, to influence out policies or any other corporate matter, including the election of directors, changes to the Company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or of assets of the Company, or transactions with related parties.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our equity that take into account factors such as the following:

- unrelated third party valuations of our equity;
- the price at which we sell other securities, such as convertible debt or equity, in light of the rights, preferences and privileges of our those securities relative to those of our equity;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our equity;
- the hiring of key personnel and the experience of our management;

- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Produce unique horror films with original stories and a female director.

Currently we are striving to produce the award-winning script "The Family Way" . We have plans to produce more movies in the future, including a sequel to The Family Way.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Rogue Chimera Films LLC was incorporated in the State of Florida in February 2017.

Since then, we have:

- Produced the award-winning short prologue "Coming Home"

- Secured some recognizable talent in the horror genre for this film.

- The screenplay has done well in script contests around the world.

- The screenplay was a finalist at the 2017 Women in Horror Film Festival.

Historical Results of Operations

Our company was organized in February 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues.* For the period ended August 31, 2017, the Company had revenues of $0.

- *Assets.* As of August 31, 2017, the Company had total assets of $527.30, including $527.30 in cash.

- *Net Income.* The Company has had net income of $77.30 for the eight months ended August 31, 2017.

- The Company's liabilities totaled $0 for the eight months ended August 31, 2017.

Liquidity & Capital Resources

The film will go into production, then go through post-production as expediently as possible. It will then go on to the festival circuit and into distribution within 12-18 months of completion.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital. Funds will be used immediately after closing.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We likely will require additional financing in excess of the proceeds from the Offering in order to complete the film and perform operations over the lifetime of the Company. We plan to raise capital in 0 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

At this point, as this LLC was established solely to produce this film, there will be no revenue until the film is shot, goes through post-production, and goes into the festival circuit. There will be no revenue until the film is distributed. All development expenses leading into production have been owner investment in terms of capital expenses and artistic/production expenses for the proof of concept short.

Rogue Chimera Films LLC cash in hand is $1,500, as of November 2017. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $500/month, for an average burn rate of $500 per month. Our intent is to be profitable in 36 months.

The profit and loss estimates are only projections and are subject to significant deviation. Please also refer to "Risk Factors" in response to Question 8, which should inform and qualify the projections.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://familywayfilm.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Rogue Chimera Revenue Share

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Lowrie Fawley
Tara Gardner (Shiva Rodriguez)

Appendix E: Supporting Documents

Rogue_Chimera_Operating_Agreement.pdf

Legal Primer
Free Contracts
Profile Guide
Launch Guide

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INVEST IN ROGUE CHIMERA FILMS LLC

Orchestrating your nightmares on film

Produce unique horror films with original stories and a female director.

Lowrie B. Fawley
MANAGING MEMBER, ROGUE CHIMERA FILMS LLC


FOLLOW US FOR UPDATES
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Rogue Chimera Films
$0
raised of $400K goal
$100 min
by Wefunder Portal LLC
INVEST

Revenue Shares

10% of revenues

120% of Principal, then 50% of Net Proceeds thereafter

100% of adjusted gross film proceeds are paid to investors pro-rata until 120% of principal investment is returned. Thereafter, investors earn 50% of adjusted proceeds, pro-rated to contribution to the film budget, in perpetuity. This is a custom contract, see document for details.

INVESTOR PERKS

$100+ $100+ Your name listed on the Special Thanks section of our official website.

$5,000+ $5,000+ A promotional postcard "from the Cultry Family" and your name listed on the Special Thanks section of our official website.

$10,000+ $10,000+ A promotional poster signed by the director and some members of the cast. You'll also receive a promotional postcard "from the Cultry Family" and your name listed on the Special Thanks section of our official website.

$25,000+ $25,000+ Your name listed on the Special Thanks section of the end credit roll of the movie and two tickets to a theatrical screening of the film. (Time and date TBD. You will be responsible for your own travel and accommodations). You'll also receive a promotional poster signed by the director and some members of the cast, a limited edition promotional postcard "from the Cultry Family", and your name will also be listed on the Special Thanks section of our official website.

$50,000+ $50,000+ Walk-on role in the film, plus your name listed on the Special Thanks section of the end credit roll of the movie and two tickets to a theatrical screening of the film. (Time and date TBD. You will be responsible for your own travel and accommodations). You'll also receive a promotional poster signed by the director and some members of the cast, a limited edition promotional postcard "from the Cultry Family", and your name will also be listed on the Special Thanks section of our official website.

$75,000+ $75,000+ Associate Producer credit on the film and four tickets to a theatrical screening of the film. (Time and date TBD. You will be responsible for your own travel and accommodations). You'll also receive a promotional poster signed by the director and some members of the cast and a promotional postcard "from the Cultry Family".

$100,000+ $100,000.00+ Executive Producer credit on the film. You and a guest will also be entitled to visit to the set during filming and you'll get six tickets to a theatrical screening of the film. (Time and dates of set visit and screening TBD. You will be responsible for your own travel and accommodations). You'll also receive a promotional poster signed by the director and some members of the cast and a promotional postcard "from the Cultry Family"

OUR AMBITION

We are striving to produce the "The Family Way," an acclaimed feature screenplay written by Shiva Rodriguez and D. Duckie Rodriguez. The story is a unique twist on an old horror theme, combining powerful themes of self-discovery, self-awareness, and self-preservation with a truly unusual and terrifying cast of characters that will leave audiences rooting for the bad guys. We have plans to produce more movies in the future, including a sequel to The Family Way.

KEY FACTS

- Produced the award-winning short prologue "Coming Home."
- Secured some recognizable talent in the horror genre for this film.
- The screenplay has done well in script contests around the world.
- The screenplay was a finalist at the 2017 Women in Horror Film Festival.

DOCUMENTS

PitchDeck_AbridgedPromo_Oct4.pdf

familywayfilm.com

ENTERTAINMENT MEDIA HORROR FILM

Why I Like Rogue Chimera Films LLC

"There's something special working in Coming Home and it will be interesting to see where it's taken from here. It feels like the foundation is established for a creative, compelling indie horror story and I look forward to watching the film's journey."

Richard Propes
THE INDEPENDENT CRITIC

THE BUZZ ABOUT ROGUE CHIMERA FILMS LLC

"All in all, even if it is a truly twisted tale, there is almost no doubt that people would enjoy a movie based on this script and it could even become a cult-classic over the years."

Feel The Reel
January 25, 2017

FEEL THE REEL

feelthereeliff
August 25, 2017 @ feelthereeliff.com

Coming Home

Review of the indie short film, Coming Home.
August 25, 2017 @ indyred.com


COMING
HOME

REVIEW: Coming Home - The Slaughtered Bird

Writer/Director Shiva Rodriguez's short film THE FAMILY WAY: COMING HOME hits all the right horror notes. It's decently crafted, well-written, and paced just right. There are a few plangent tones here and there (to maintain the musical metaphor), but it
August 25, 2017 @ theslaughteredbird.com


COMING
HOME

Short Film Review "Coming Home"

It's sometimes said someone has killer looks, a killer mind, a killer style. Other times, however, someone just might be simply a killer. Inner rage driving them to do the unthinkable to unfortunate victims who fall into their path, a predator without
August 25, 2017 @ onefilmfan.com

Short Film Review: Coming Home (2017) Duration: 15 min 57 sec

Even though it's a tremendous amount of work creating a short film, it is undoubtedly a far more achievable task then attempting a feature, and a great way for indie filmmakers to hone their craft as they try to break into the business. Still, it comes
August 10, 2017 @ sickflix.net



Coming Home

https://m.youtube.com/watch?v=voBNODCnPwU Remember that scrawny kid in high school who got picked on by just about everybody? Even the nerds laughed at him. If you were popular, you may not remember such an insignificant loser. If you were not
August 4, 2017 @ rickscuttingroom.com

The Story

TONY CANNON and his wife VIVIAN agree to accompany her brother GREG and his finance JESSICA on a road trip to Las Vegas where the young couple plan to get married. A wrong turn leaves them lost on an isolated country road and dangerously low on gas when they happen across a dilapidated gas station run by RICHARD CULTRY.

Richard invites the two couples to stay the night with his family with the promise that he'll be able to get them back on the road in the morning. Upon arriving at the residence, the travelers are amazed to find that the Cultrys are actually very gracious hosts who live in a beautiful old house. They are warmly welcomed into the house by Richard's wife SUE, his natural son JEFFREY, and his adopted son MARTY.

Compared to the Cultrys, the traveler's family relations are downright toxic. Tony is a narcissistic, less-than-successful businessman who constantly finds fault in his young trophy wife. Vivian escapes her husband's abuse by being reclusive and withdrawing into her own fantasy world. While Greg is endowed with many talents that could easily rocket him to career stardom, his codependency and habit of making bad choices prevent him from advancing. The latest of his bad choices is Jessica, a gold-digging beauty who is manipulating Greg into marriage.

However, the Cultrys have some terrible secrets of their own. This quickly becomes evident after the arrival of CRAWFORD, a very creative man who introduces himself as Sue's brother. Crawford's eyes immediately fall on Vivian, whom he sees as being the perfect model for his latest artistic creation.

The houseguests soon learn that Crawford isn't the only one to fear in the Cultry household. They are separated from one another as the members of the Cultry clan choose their favorites and lure them into traps.

The Cultrys discover that one of their intended victims may actually be well-suited to become one of their own. After all, such things have been known to happen before. Richard asks only one thing of his family: Are they willing to kill to become part of it?

The Cast

MEL HEFLIN as "Vivian." Known for *Katherine, Dead Woman's Hollow, Never Go Back, How The West Was Dead, The Mermaid The Witch and The Bluesman, Radioactive Flesh-Eating Foliage, Jinn, Sateen's Baby,* and *Hellview.*

CATHERINE CORCORAN as "Jessica." Known for *Return to Nuke'Em High Vol. 1, Return to Return to Nuke'Em High aka Vol.2, 100 Acres of Hell, Chuck, Amityville: Vanishing Point, Caesar and Otto's Paranormal Halloween, The Lovely Bones,* and *Terrifier.*

GREGORY LEE CASON as "Tony." Known for *Captain America: Civil War, Interview With The Prince, Rough Cut, Franklin: A Symphony of Pain, Predatory Moon,* and *Last Rites: The Return of Sabastian Vasilis.*

LOWRIE FAWLEY as "Sue." Known for *No Postage Necessary, One Night of Fear, Slash Cam, Predatory Moon,* Murder Calls (TV), Everyday Spooky (TV), *The Art of Killing,* and *"The Family Way: Coming Home."*

D. DUCKIE RODRIGUEZ as "Richard." Known for *Psycho Chicks Anonymous, Predatory Moon, One Night of Fear,* "Of Dice and Men: The Musical," "Monster Safari: Episode One," "Harbinger," "The Figure," "Interview," "My Sister's Shoes," and "The Family Way: Coming Home."

NICHOLAS TRIVISONNO as "Jeffrey." Known for The Popular Party (TV), *Predatory Moon,* "Harbinger," "Water Balloons," "Love is a Flower," and "The Family Way: Coming Home."

BLAYZE HIPPENSTEEL as "Young Crawford." Known for Vice Principals (TV), In Sanity Florida (TV), *No Place In This World,* "Hungryland," "Misfits," "Eden," "The Family Way: Coming Home."

**All cast members have non-binding agreements with the production pending financing.*


CATHERINE CORCORAN

GREGORY LEE CASON

LOWRIE FAWLEY

MEL HEFLIN

BLAYZE HIPPENSTEEL

D. DUCKIE RODRIGUEZ

NICHOLAS TRIVISONNO

The Crew

SHIVA RODRIGUEZ Director / Co-Writer
Shiva wrote and directed the films *Predatory Moon*, "The Figure," and the award-winning "The Family Way: Coming Home." She was also B-unit director for the short films "Hungryland" and "Green From The Grave." She got her start in film as an SFX artist working on films such as *Dangerous People*, Horrorscapes (TV), *The Housewife Slasher*, *One Night of Fear*, *Rough Cut*, and *Sitter*. Shiva was recently awarded Best Director in the AAB International Film Festival for her work in "Coming Home."

SCOTT SULLIVAN Director of Photography
Scott has earned numerous awards for cinematography, directing, writing, visual effects, and producing for films such as "Harbinger," "Reset," "Salvage," "Hostage," and "Lockdown." He was the Director of Photography for *The Best Laid Plans*, "The Family Way: Coming Home," and the winning film for The Walking Dead contest called "Dead Inside." Scott recently was the A-Camera Operator on Kevin Smith's *Killroy Was Here*.

MARCUS KOCH Special Effects
Marcus is an acclaimed special effects artist known for his gory work on feature films such as *Sinners and Saints, We Are Still Here, 100 Tears, Mohawk, Crazy Lake, Krampus Unleashed, Dead Still, White Creek, Amerikan Holokaust, Neon Doom, Circus of the Dead, Frankenstein Created Bikers, Unfinished Business, The Hospital 2*, and the American Guinea Pig film series. Marcus recently directed *American Guinea Pig: Bloodshock*.

PAMELA KRAMER Casting Director
In the business for over twenty years, Pamela Kramer, the owner of Bradley Baron Casting, casts for film and TV as well as hundreds of commercials, industrials, and voice-overs. Some of Pamela's commercial clients include: Microsoft, Nokia, Merck, Sanofi-Aventis, ADP, Phfizer, Pepsi, Kraft, and Roche, Prudential, Panasonic, etc. In addition, she's cast several TV pilots for VH1, MTV, History Channel, an integrated print and commercial campaign for Chubb, numerous national and regional commercials as well as 30 episodes of Comedy Central's hit TV series "Strangers with Candy."

GARO NIGOGHOSSIAN 2nd Unit Director
As a film-maker, Garo is known for having an eye toward macabre humor and wrote and directed *Dangerous People*. He also produced *Actress Apocalypse* and co-produced *Predatory Moon*. He has been involved in film distribution since the age of 18 when he began acquiring and distributing Asian action films. He began his own film series at the Coolidge Corner Theater and was awarded two Boston Film Critic Awards for Film Programming. He also worked for Quentin Tarantino's Rolling Thunder Films by researching and acquiring the original Hong Kong marketing materials for films such as *Fists of Legend* and *Chung King Express* to be used to create a US marketing campaign.

CHRISTIAN ST. JOHN Production Designer
Christian St John is a multi-talented designer and performer with a background in many technical aspects of the creative arts. He began his professional career in Nashville as a performer in *Live at the Wildhorse Saloon* then went on to work in regional theater. He co-founded FantasyLand Theatrical Productions, serving for eight years as artistic director and a mainstage director for the company's performances in Florida and New York, where he also performed off-Broadway. He then served as artistic and show director for *Titanic, The Experience* in Orlando, Florida.

NICHOLE SWEENEY SFX Makeup
Nicole has been working in the film industry since 2012. Her love for horror and gore lead her to do makeup for films such as "Harbinger," "The Figure," "Adahy Tohopka," *Predatory Moon*, Never Go Back, "Hungryland," The Grey Room Saga (TV), "Never Again," "Green From The Grave," "Zombies What Would You Do," Unded Nation (TV), and "The Family Way: Coming Home."

**All crew members have non-binding agreements with the production pending financing.*



The Primary Location

The Family Way is set to be shot on location at the historic Fuqua Farm in Virginia. This beautiful, film-friendly establishment has appeared in numerous movies and television series such as *Legends and Lies*, *The Patriots*, *America Facts vs Fiction*, and *Deadly Shootouts*.



Accolades

The Family Way screenplay has been recognized in many screen-writing contests and festivals.

Winner

- Best Horror/Thriller - Chicago Genre Screenplay Competition. (2017)

Finalist -

- Women In Horror Film Festival (2017)

- Cannes Screenplay Competition (2016)

- Crimson Screen Horror Film Festival (2017)

- Feel the Reel Screenplay Contest (2017)

- Bucharest Shortcut CineFest Screenplay Competition (2016)

Semi-Finalist

- Los Angeles Cinefest Screenwriting Competition (2017)



The Family Way
A feature screenplay by Shiva Rodriguez and D. Duckie Rodriguez
The Family Way
1st Place Winner
OFFICIAL SELECTION
FINALIST
Cannes Screenplay Contest
2017
FINALIST
Feel The Reel International Film Festival
2017
LOS ANGELES
CineFest
The Family Way
Best Horror/Thriller Screenplay

Our Proof of Concept - "The Family Way: Coming Home"

In December 2017, we decided that instead of filming a speculation trailer that would need to involve characters that had not yet been cast, we would shoot a short prologue film to give both domestic and international viewers a peek into the world of *The Family Way*.

"The Family Way: Coming Home" is the story of how the character of Crawford came to become a member of the Cultry Family household. The film stars several actors who are signed on for *The Family Way*, including Nicholas Trivisonno, Lowrie Fawley, Blayze Hippensteel, and D. Duckie Rodriguez.

"Coming Home" premiered in Miami in May 2017 and has been doing very well in film events around the world. This past summer Nicholas Trivisonno won Best Young Actor at the Oniros Film Festival in July and Shiva Rodriguez won Best Director at the AAB International Film Festival in June.


COMING HOME
HOME IS WHERE THE HEART ISN'T
WINNER AAB International Film Festival 2017
ONIROS
SPOTLIGHT HORROR FILM AWARDS 2017
SEMI-FINALIST WOMEN IN HORROR FILM FESTIVAL 2017
LOS ANGELES
OFFICIAL SELECTION UPSTATE NY HORROR FILM FESTIVAL 2017
The Halloween Horror Picture Show 2017
OFFICIAL SELECTION MIAMI Independent FILM FESTIVAL
OFFICIAL SELECTION Hellfire Short Film Festival 2017
OFFICIAL SELECTION GLOBAL GRIT FILM FEST 2017


May 2016
The Family Way screenplay is submitted to festivals to gauge public interest in the story.
October 2016
The Family Way enters the development stage.
Short prologue film "Coming Home" begins pre-production.
December 2016
Principle photography for "Coming Home" begins.
Social media and website created for The Family Way.
February 2017
Rogue Chimera Films, LLC is founded.
May 2017
"Coming Home" is entered into film festivals.
Pre-casting begins for The Family Way.
October 2017
Fundraising begins for The Family Way feature film.
March 2018
Upon successful fundraising, the pre-production stage of The Family Way feature film begins.
June 2018
Principle photography for The Family Way begins as the film enters the Production stage.
July 2018
Editing begins as The Family Way film starts Post-Production.
Movie poster and concepts for other visual promotions designs are considered.
September 2018
The Family Way is submitted to film festivals.
The Marketing stage officially begins.
October 2018
The Family Way begins screening at festivals.
Screening copies are sent out to movie reviewers and film distributors.
December 2019
The Family Way ends its festival run. (Perhaps sooner if distribution is secured.)
VOD distribution is sought if major distribution has not been achieved at this point.

Many Miles Traveled and a Long Road Ahead

Film-making is a long process, especially when you want to craft a good story on an extremely low budget. We live by this motto: "GOOD - FAST - CHEAP (You can only pick two!)"

We thought *The Family Way* was a really good story, but we also wanted to make sure that a lot of other people thought it was too before embarking on a journey that could take years to complete! In May 2016 we sent the screenplay out to both script competitions and industry professionals. The response was overwhelming! We knew that this film just had to be made!

Since then we've dedicated a lot of blood, sweat, time, and money putting together most of the key elements required to film *The Family Way*. This includes casting some notable actors for principal roles, bringing some talented crew people onboard, and securing the perfect location (Admittedly, this was a bit easier than we thought it would be because people just fall in love with the script!)

Now we're inviting people to come and join in the excitement by investing in *The Family Way* feature film. In order to keep to our production schedule (where ideal climate conditions meet everyone's availability), we must be funded by no later than March of 2018.

Once we've been "greenlit," we will be going into pre-production for at least two months to get everything ready to begin shooting in June 2018. We expect to complete principal photography within a month and have the film in the editing room by July. Once finished, *The Family Way* will begin its adventures on the film festival circuit while we begin the hunt for an ideal distribution deal (Unless we get lucky and secure one beforehand).

The Film Budget

We must work with a budget that is compliant with the Screen Actor's Guild's Modified Low Budget guidelines. SAG-MLB status allows a production to hire talent at reduced rates and mix Union and Non-Union actors, but it limits the production budget to a maximum of $700,000 (excluding marketing). For this reason, our funding goals are set between $400,000 and $750,000.

These budgets were prepared using the best information available to us. We reserve the right to modify the budget as needed, which includes the reallocation of funds between categories.

The minimal budget of $400,000.00 covers the cast and crew salaries, location and equipment rental fees, production and post-production service fees, legal fees, travel and lodging expenses, and other standard industry-related expense while allowing for a modest promotion and marketing campaign.

Additional funding raised above the minimal budget will be used to increase the overall production value of the movie first and marketing second. While this may sound odd, a greater production value is often a big factor considered by film distributors when negotiating a deal.

Many services in the industry base their quotes on the total production budget, so this raise in the budget would include the increase in salaries and fees accordingly as well as allow for additional hiring. It also would allow us to utilize additional production equipment for cinematography, create more elaborate special effects, and enrich the artistic details that will add to the overall production value.

In order to stay safely within the limitations of a SAG-MLB status, the majority of any funds raised past $640,000 will go into additional marketing and promotions for the film.

Meet the Founders



Lowrie B. Fawley

Managing Member

MA in dramatic Lit, co-founder and and grantwriter for FantasyLand Theatrical productions, actor and effects artist. I have a wide knowledge base and I know when to seek outside assistance.



Shiva Rodriguez

Interview

– COLLAPSE ALL

WF: Why produce a horror movie? How is The Family Way new and different for the genre?

RC: We make horror movies because we love them. Most of the people involved with the production are life-long genre fans who have had long careers in the horror industry (everything from working in live haunted attractions to making gory movies). We know how to scare people and we're really good at it!

Most low budget horror films tend to follow along the same standard formula. A killer stalks a bunch of people in an isolated area and knocks them off one-by-one until the sole survivor discovers the killer's motives, finds a way to overcome evil, and then rides off into the sunset. The "killer" may be a masked maniac, a clan of cannibals, aliens, ghosts, or even the Devil himself, but the story is often the same.

The Family Way is an acclaimed feature screenplay that plays against the standard horror film rules. The story is a unique twist on the "crazy family" horror scenario, combining powerful themes of self-discovery, self-awareness, and self-preservation with a truly unusual and terrifying cast of characters that will leave audiences rooting for the bad guys. Because let's face it, the villains are almost always more interesting than the heroes in movies.

To test the viability of this concept, we produced a short prologue film, *The Family Way: Coming Home* that introduces some of the main characters. This was just one film critic's thoughts on the concept:

"There's something special working in Coming Home and it will be interesting to see where it's taken from here. It feels like the foundation is established for a creative, compelling indie horror story and I look forward to watching the film's journey. " - Richard Propes of The Independent Critic.

WF: How big is the market?

RC: The horror industry is extremely large. Horror fans are unique in their loyalty to the genre, as evident by the ever-growing number of horror-themed events, festivals, and conventions that are held throughout the year such as Screamfest, Horror Realm, Fantastic Fest, Telluride Horror Show, and Texas Frightmare Weekend. It is in such venues where low-budgeted horror films may establish a solid following and such films are in high demand by the rapidly-growing number of streaming movie services that are seeking to tap into this unique genre fanbase.

In an analysis done by Catherine Rampell in the New York Times, horror movies earned an average of six times their budgets in American box offices and doubled that number worldwide. This did not include revenues from DVD/BluRay sales, VOD streaming licenses, or merchandising as this information is generally not made public.

The horror genre also tends to do well in international markets. While some overseas audiences may not appreciate the humor of a buddy-cop comedy or feel connected to a controversial drama due to cultural differences, fear speaks in a universal language.

WF: How do you acquire customers and market an independent film?

RC: *The Family Way* has been steadily growing a following as the short prologue film "Coming Home" has been gaining exposure in film festivals and movie review websites as well as on social media outlets such as Facebook and Twitter.

During production of the film we will be keeping our followers engaged by posting behind-the-scenes photos and frequent updates. We will also be regularly sending out press releases and granting interviews with the cast and crew if requested.

Once the movie is ready for exhibition, we will have the opportunity to widen our fan base by participating in film festivals and horror genre conventions while we begin seeking distribution. We will be utilizing a multi-pronged marketing strategy to create a demand for the film's release and get it in front of representatives from the major distributors. This includes screening the movie at film festivals, sending screening copies in for review on popular horror genre film sites, and promoting heavily on social media.

There are hundreds of small, independently operated websites, magazines, video shows, and podcast shows that are constantly seeking news on upcoming horror films. We plan to send press releases to as many of these as possible and grant interviews with cast and crew members if requested.

Once the film has secured a distribution deal, the bulk of the marketing is generally taken over by the distributor to target markets where films in the genre are in high demand. However, we intend to help with the marketing as much as possible after distribution is secured by maintaining the movie's official website and social media.

WF: How will the film make money?

RC: Low-budgeted films make their money through negotiating a deal with a distribution company. The distributor is granted the rights to market and exhibit the film with a share of the profits going to the producers of the movie.

It is difficult to predict what type of a distribution deal a movie will attract. Ideally, we will seek to obtain a deal with one of the larger distribution companies that will take the film to both domestic and foreign theatrical as well as premium television markets.

In the event that we are unable to attract large theatrical distribution, we will approach companies that deal primarily in digital distribution platforms. These distributors will sometimes offer a limited theatrical or DVD/BluRay releases, but they are more geared toward releasing films directly to Video On Demand (VOD) services such as NetFlix, Amazon, and Hulu for home audiences. Because VOD has been steadily growing in popularity, this is not an unappealing second choice and is a much more common road for independent horror movies to take.

The conventional wisdom is that a film shows profits in a slow, steady growth unless there is an outright sale of the film to a distributor. A sale is not a desirable option as it cuts the producing company out of any profits generated by a large marketing campaign and often eliminates the ability for the Producers to write and produce any sequels to the film should there be a demand for them. Such a sale would only be considered if the Producers determine that the film is not likely to find a better offer after all attempts to secure widespread VOD distribution have failed.

The rise of VOD services has also extended the lifespan of the profitable period of a film. Now instead of a film going from theatrical release to premium movie channels and then to sporadic cable television showings before fading into obscurity within a few years, the VOD market with its short licensing terms is subject to frequent renewals, although most films will eventually lose their popularity within five years. (This is why so many low budget horror films that enjoy a degree of popularity will start working on a sequel. It is not uncommon for a sequel to perform better than the original film upon release and subsequently boost the popularity of the original.)

WF: What kind of money can a film make from Video On Demand platforms? ^

RC: While VOD services are becoming more profitable to film-makers than a theatrical release, it is almost impossible to estimate how much a service will pay for the licensing of any film. Some of these services rely on algorithms and generally won't budge during negotiations from the figure that they have decided the film is worth according to those algorithms. Information is difficult to find in regard to the fees that large VOD services pay for independent films, as these deals are very rarely made public.

In December of 2016 a documentary film-maker reported to Quartz Media that he received a mid-six-figure offer from Netflix. Netflix is known to pay fees to low-budget independent films for a one or two year license for unlimited viewing, but commonly these deals are in the three to four-figure range. The silver lining for films that only receive a low fee from Netflix is that it is through the exposure on the popular service they may obtain the needed popularity to either command a much larger renewal fee or receive higher offers elsewhere once the license expires on Netflix.

Other VOD services have different structures that they use for paying for the licensing rights of a film. Some pay a flat fee-per-play, that can be anywhere from a few cents to several dollars. Amazon Video Direct has a structure that allows films to earn royalties based on hours streamed by Prime members, a revenue share
for rentals, purchases, monthly subscriptions, or ad impressions.

WF: Why put emphasis on having a female director? ^

RC: Over the past few years there has been a big movement in the film industry to recognize and promote female film-makers. In the horror genre, female directors are considered to be particularly rare although a surprising number of horror fans are women.

While this was not the primary reason for choosing to have Shiva Rodriguez direct this film, it certainly doesn't hurt for us to use this growing trend to our advantage in our promotions and marketing.

Shiva is already known to many groups and festivals that shine a spotlight on women in the horror industry. Asides from being the subject of several interviews and articles with her work in both film and other art mediums, she recently participated in the 2017 Women In Horror Film Festival where she represented The Family Way feature screenplay.

WF: Why do you put a film into festivals if you don't make any money from those screenings? ^

RC: Festivals are often the first place that scouts for major distribution companies will see an independently-produced film with the added benefit of observing how audiences react to it. These festivals also bestow awards for various categories that can help raise both public interest and the market value of a film. We plan to submit the movie into horror-genre festivals such as Screamfest and Toronto After Dark, as well as those festivals that are known for screening cross-genre films such as Cannes and Slamdance, where we feel it would be well-received by audiences.

We intend to have at least one representative from the film (director, producer, actors, etc...) attend every film festival that *The Family Way* screens at to be readily available to speak with any interested distributors as well as further promote the film.

WF: Can't a lot go wrong while producing a movie? How do I know you'll finish the film? ^

RC: Yes, Murphy's Law certainly applies in the film-making industry. Fortunately, our key crew members have already experienced a lot of those film-making nightmares on previous projects and have learned ways to overcome them. For example, during production on her first film, our Director had a lead actor that dropped out two days before they were to begin shooting and she had to find a last-minute replacement.

It is almost impossible to predict everything that can go wrong, but the crew as a collective have learned how to handle (and in many cases, prevent) the common problems that occur during production.

While it's very unlikely that we won't be able to complete the film, there is always a risk that something beyond anyone's control can occur that completely shuts down the production.

WF: Isn't your budget too low to produce a good movie?

RC: We know that it's common to read about movies that boast multi-million dollar budgets, even on the independent level. These films often cast big name stars, utilize large crews, shoot on multiple locations or have elaborate built sets, and/or rely heavily on visual effects. All of these things can bring the budget into the millions or even tens of millions.

At the same time, there are many good horror films that were produced on a much smaller budget that have stories strong enough to carry the film without all the expensive trimmings.

We feel that *The Family Way* falls into the latter category. By utilizing the Screen Actor's Guild low budget film program's discounts for actor salaries, hiring an efficient small crew, shooting on one primary location, and using in-camera (practical) special effects, we feel that we can produce a marketable product on a very low budget.

WF: Why don't you list any comparable films or profit projections? Don't you think The Family Way could do as well as other genre films like The Blair Witch Project or Paranormal Activity?

RC: It is deceptive to suggest that most low budget horror films can achieve the same level of profitability as the commonly-referenced films *The Blair Witch Project* and *Paranormal Activity*. When considering that these are two out of the hundreds of low-budget independent horror films that were produced in the same time period, it illustrates that these particular films actually hit the jackpot rather than represent the average success rate.

The Blair Witch Project owes much of its success to a combination of being one of the first widely-distributed “found footage” films with a very clever marketing campaign funded by a large distribution company. *Paranormal Activity* was obtained by a major distributor at a film festival who then waited some time before releasing it with a carefully-timed promotional campaign.

It is more honest to say that a film’s success depends greatly upon a lot of variables that are not within the film-maker’s control. The extent to which a motion picture will appeal to the public is extremely dependent on unpredictable critical reviews and public taste, While we have done everything within our power to get a glimpse into how both will respond to the The Family Way by submitting both the screenplay and a short prologue film to festivals and publications for review, the positive response from these are not a guarantee that the film will do well upon release to the general public.

WF: What are your plans beyond producing The Family Way?

RC: We have many other scripts that we'd like to produce and we plan to put them through the same paces as we did with *The Family Way* screenplay to get an idea of how marketable they would be.

However, if *The Family Way* movie does well, the screenwriters already have an outline for a sequential film.

WF: The investment is only for one film? Why don't I get a piece of any other films that you make in the future?

We're set up like many other small, independent motion picture production companies to focus on one film project at a time and take on investors for each individual project. But unlike some other production companies that fund their films in stages and often rely multiple platforms to accomplish their monetary goals which may dilute an investor's percentage cut, our campaign is for the entire budget for a single film.

100% of the money we are raising here on WeFunder goes into making The Family Way feature film and those who invest are entitled to a share in the profits from that film alone. To insure that investors reap the full benefits of The Family Way's "shelf life", the duration of which the investment agreement is set at eight years from the point that The Family Way receives distribution unless an outright sale of the film occurs.

Once The Family Way has secured distribution and is released to the public, it is likely that we would begin developing and seeking financing for another film project that would require its own funding and be set up as a different account.

However, this shouldn't be looked at as cutting investors out of future glory. Any films that we make down the road can result in a boost in sales for our previous work, especially if it is a sequel to The Family Way. It is very much like how our completely self-financed short film "The Family Way: Coming Home" has been attracting interest and even anticipation for the feature film while simultaneously raising the popularity of other films that the people involved with it have worked on in the past.

We plan to produce at least one sequel to The Family Way if it is determined that there is a demand for it. Ideally, we hope to give the investors of The Family Way the opportunity to invest in any sequential films.

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RISKS

1 No Guarantee of Return on Investment. There is no assurance that a Financier will realize a return on investment or that it will not lose its entire investment. Financiers should consult with their own attorney and business advisor prior to making any investment decision.

2 A High Risk Investment. Investing in a movie entails a high degree of risk and is suitable for purchase only by those who can afford a total loss of their investment. The film industry is highly competitive and the production and/or distribution of a film is subject to several risks and delays beyond the control of the Producer. While we have made effort to disclose all of the possible risks that we can anticipate, there is always a chance that something unexpected may occur during any stage of the film production process and/or marketing stage that will have a negative impact on the Producer's ability to complete the film and/or obtain distribution. While it is likely that if funded that the Producer will complete the film, it is possible that it will not be completed on time and/or on budget. The Producer will not have the sufficient funds to complete the Picture if the production costs exceed the amount raised. The Picture's sole revenues, if any, will be the revenues generated by distribution and other exploitation of the Picture in various markets and media, the acceptance by the

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Lowrie Fawley

Actor/Producer/SFX artist

Rogue Chimera Films LLC • University of Florida

Richmond, Virginia • 123

Connect

As a film actress, I have credits from several short films including Coming Home, The Figure, Libby, Solus, and Harbinger as well as feature films including No Postage Necessary, One Night of Fear and Predatory Moon, as well as television credits on Murder Calls and For my Man, the upcoming TV series Legion of Ru and the web series Everyday Spooky. I was active in many theatrical venues prior to turning my attention to film and television in 2013. In 2001, I formed FantasyLand Theatrical Productions in Gainesville, Florida with Christian St. John. We operated the 501c3 non-profit arts organization for ten years, producing shows in Gainesville, Florida; Orlando, Florida; and New York, NY. In college, I was a theatrical scholarship recipient for two consecutive years at Santa Fe Community College, where I was twice awarded the FCCAA Award for Stage Management, and again for lighting design. I also served as Company Manager for the Hippodrome State Theatre. I hold a degree in theatre from Santa Fe Community College and a Masters in English from the University of Florida. I have performed and directed in several venues, including the 13th Street Rep Theatre, Acrosstown Repertory Theatre, and the STAR Center. I made my New York stage debut in Israel Horowitz long-running dark comedy, LINE at the Thirteenth St. Repertory Theatre. I also performed for three years in New York's seasonal attraction Blood Manor and I currently give character ghost tours in Richmond, Va with Eerie Nights. I am also a producer and FX artist with a particular love of the horror genre.

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Experience

actress/producer/FX artist
Rogue Chimera Films LLC
Mar 2017 – Present • 9 mos

Actor/SFX artist
Siren Productions Media LLC
Jan 2013 – Present • 4 yrs 11 mos
Ormond Beach, Fl

Vice President/Director
Fantasyland Theatrical Productions
Jul 2000 – Present • 17 yrs 5 mos
Orlando, Florida Area

Education

University of Florida
Master's degree, Dramatic Literature
2000 – 2004

Featured Skills & Endorsements

Special Effects M… · 1 — **Bill Cruickshank** has given an endorsement for this skill

Film Actor · 1 — **Bill Cruickshank** has given an endorsement for this skill

Character Actor · 1 — **Bill Cruickshank** has given an endorsement for this skill

See 3 more skills

Interests



Bill Gates
Co-chair, Bill & Melinda Gates Foundation
11,742,959 followers

University of Florida
355,159 followers